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                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 26th of August, 2011, and effective, retroactively, as of May 21, 2010, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "COMPANY"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE A hereto, as may be amended from time to time (each such account hereinafter referred to as a "SEPARATE ACCOUNT"), MORGAN STANLEY INSTITUTIONAL FUND, INC., an open-end diversified management investment company organized under the laws of Maryland (hereinafter "MSIF INC."), MORGAN STANLEY INSTITUTIONAL FUND TRUST, an open-end diversified management investment company organized under the laws of Pennsylvania (hereinafter "MSIF TRUST"), MORGAN STANLEY DISTRIBUTION, INC., a Pennsylvania corporation (hereinafter the "UNDERWRITER") and MORGAN STANLEY SERVICES COMPANY INC., a Delaware corporation (hereinafter the "TRANSFER AGENT"), (together MSIF Inc., MSIF Trust, Underwriter and Transfer Agent are referred to as "Fund Parties").

                                  WITNESSETH:

WHEREAS, each of MSIF Inc and MSIF Trust is an open-end investment company registered under the 1940 Act (as defined herein), and the shares of each of its Portfolios as set forth in SCHEDULE A to this Agreement (each, a "Fund" and collectively, the "Funds") are registered under the 1933 Act (as defined herein);

WHEREAS, beneficial interests in the Funds are divided into several series, each representing the interest in a particular managed portfolio of securities and other assets (the "PORTFOLIOS"); and

WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 ACT") and the shares of each Portfolio are registered under the Securities Act of 1933, as amended (hereinafter the "1933 ACT"); and

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "CONTRACTS") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Underwriter is the principal underwriter for the Funds and is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 ACT"),and is a member in good standing of the Financial Industry Regulatory Authority (hereinafter "FINRA"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each corresponding Separate Account set forth on such SCHEDULE A to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

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NOW, THEREFORE, in consideration of their mutual promises, the Company, the
Funds, the Transfer Agent and the Underwriter agree as follows:

            ARTICLE I. Purchase and Redemption of Portfolio Shares.

1.1 Each Fund and the Underwriter agrees to sell to the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or the Transfer Agent of such order. For purposes of this Section, the Company shall be the designee of the Funds for receipt of such orders from each Separate Account. Receipt by the Company shall constitute receipt by the Funds; provided that the Funds or the Transfer Agent receive notice of such order via the National Securities Clearing Corporation (the "NSCC") by 6:00 a.m. Eastern Time on the next following Business Day. The Transfer Agent will receive all orders to purchase Portfolio shares using the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform. The Transfer Agent will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Funds designated Settling Bank to the NSCC. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculate each Portfolio's net asset value pursuant to the rules of the SEC. "NETWORKING" shall mean the NSCC's product that allows the Transfer Agent and the Company to exchange account level information electronically. "SETTLING BANK" shall mean the entity appointed by the Funds to perform such settlement services on behalf of the Funds and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions to the Transfer Agent for Portfolio shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Funds and the Underwriter agree to sell the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or the Transfer Agent of such order. For purposes of this Section, the Company shall be the designee of the Funds for the receipt of such orders from the Separate Account and receipt by the Company shall constitute receipt by the Funds; provided that the Transfer Agent receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the Funds' designated custodian. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculate each Portfolio's net asset value pursuant to the rules of the SEC.

1.2 The Funds and the Underwriter agree to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees or Directors, as applicable, of the Funds (hereinafter the "TRUSTEES/DIRECTORS") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having

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jurisdiction or is, in the sole discretion of the Trustees/Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

1.3 The Funds and the Underwriter agree to redeem for cash, upon the Company's request, any full or fractional shares of the Portfolios held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or the Transfer Agent of the request for redemption. For purposes of this Section, the Company shall be the designee of the Funds for receipt of requests for redemption from each Separate Account and receipt by the Company shall constitute receipt by the Funds; provided the Transfer Agent receives notice of such request for redemption via the NSCC by 6:00 a.m. Eastern Time on the next following Business Day. The Transfer Agent will receive all orders to redeem Portfolio shares using the NSCC's DCC&S platform. The Transfer Agent will also provide the Company with account positions and activity data using the NSCC's Networking platform. Payment for Portfolio shares redeemed shall be made in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by the NSCC to the Separate Account's Settling Bank as designated by the Company, on the same Business Day the Transfer Agent receives notice of the redemption order from the Company provided that the Transfer Agent receives notice by 6:00 a.m. Eastern Time on such Business Day.

If the Company is somehow prohibited from submitting redemption and settlement instructions to the Funds for Portfolio shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Funds and the Underwriter agree to redeem for cash, upon the Company's request, any full or fractional shares of the Portfolios held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or the Transfer Agent of the request for redemption. For purposes of this Section, the Company shall be the designee of the Funds for receipt of requests for redemption from each Separate Account and receipt by the Company shall constitute receipt by the Funds; provided the Transfer Agent receives notice of such request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Separate Account as designated by the Company, on the same Business Day the Transfer Agent receives notice of the redemption order from the Company provided that the Transfer Agent receives notice by 10:00 a.m. Eastern Time on such Business Day.

1.4 The Company will place separate orders to purchase or redeem shares of each Portfolio.

1.5 Issuance and transfer of the Portfolio's shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Portfolios shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.6 The Transfer Agent shall furnish prior day and same day notice to the Company of any income, dividends or capital gain distributions payable on the Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's shares in the form of additional shares of that Portfolio. The Transfer Agent shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Transfer Agent.

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1.7  The Transfer Agent shall make the net asset value per share of each
Portfolio available to the Company on a daily basis as soon as reasonably practical after the close of trading each Business Day, but in no event later than 7:00 p.m. Eastern time on such Business Day.

1.8(a) If the Transfer Agent provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Portfolio shares purchased or redeemed to reflect the correct net asset value per share.

1.8(b) The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Underwriter and the Funds shall indemnify and hold harmless the Company against any amount the Company is legally required to pay Contract Owners, participants or beneficiaries that have selected a Portfolio as an investment option ("Contract owners"), and which amount is due to the Funds' or its agents' material miscalculation and/or incorrect reporting of or failure to report the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Funds or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Funds or its agents result in a gain to the Company, the Company shall immediately reimburse the Funds, the applicable Portfolios or its agents for any material losses incurred by the Funds, the applicable Portfolios or its agents as a result of the incorrect calculation, Should a material miscalculation by the Funds or its agents result in a gain to Contract owners, the Company will consult with the Funds or its designee as to what reasonable efforts shall be made to recover the money and repay the Funds, the applicable Portfolio or its agents. The Company shall then make such reasonable effort, at the expense of the Funds or its agents, to recover the money and repay the Funds, the applicable Portfolios or its agents; but the Company shall not be obligated to take legal action against Contract owners.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

                   ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

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2.2  Each Fund and the Underwriter represent and warrant that (i) the shares of its Portfolios sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable Law and that the Fund is and shall remain registered under the 1940 Act for as long as the Portfolio shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify Portfolio shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3 The Funds represents that each Portfolio (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company immediately upon having a reasonable basis for believing that such Portfolio has ceased to so qualify or might not so qualify in the future.

2.4 To the extent that the Funds finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act for certain classes of shares of the Portfolios, the Funds represent that their Board of Trustees or Directors, as applicable, including a majority of the Trustees/Directors who are not interested persons of the Funds, have formulated and approved one or more plans under Rule 12b-1 to finance distribution and/or shareholder servicing expenses.

2.5 The Funds make no representation as to whether any aspect of their operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states except that the Funds represents that the Funds' investment policies, fees and expenses are and shall at all times remain in compliance with applicable law. The Funds, the Transfer Agent and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with applicable law to the extent required to perform this Agreement.

2.6 The Underwriter represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Portfolio shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation, the 1933 Act, the 1934 Act, and the 1940 Act.

2.7 MSIF Inc. represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with applicable provisions of the 1940 Act. MSIF Trust represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Pennsylvania and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Funds represent and warrant that all of their Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of each Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

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2.9  The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Portfolios are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Portfolio shares pursuant to this Agreement.

2.11 The Company represents that it has adopted written policies and procedures reasonably designed to detect and deter frequent and/or disruptive trading in Shares. The Company and the Fund Parties agree to reasonably cooperate for the purpose of discouraging frequent or disruptive trading in shares of the Funds and agree to negotiate a "shareholder information agreement" under Rule 22c-2 in the form of EXHIBIT A, attached to this Agreement.

        ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

3.1 The Funds, or their designated agent, shall provide the Company at no charge with as many printed copies of each Portfolio's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Portfolio's current prospectus and statement of additional information, the Funds shall provide, if available, camera-ready film, computer diskettes, e-mail transmissions or PDF files containing the Portfolio's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Portfolios are amended during the year) to have the prospectus for the Contracts (if applicable) and the Portfolio's prospectus printed together in one document or separately. The Company may elect to print the Portfolio's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a) The Funds shall provide the Company at no charge with copies of Portfolio proxy statements, Portfolio reports to shareholders, and other Fund or Portfolio communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.2(b) The Funds shall pay for the cost of typesetting, printing and distributing all Portfolio prospectuses, statements of additional information, Portfolio reports to shareholders and other Fund or Portfolio communications to Contract owners and prospective Contract owners. The Funds shall pay for all costs for typesetting, printing and distributing proxy materials.

3.3. The Portfolio's statement of additional information shall be obtainable by Contract owners from the Funds, the Underwriter, the Company or such other person as the Funds may designate.

3.4 If and to the extent required by law the Company shall distribute all proxy material furnished by the Funds to Contract owners to whom voting privileges are required to be extended and shall:

       A.  solicit voting instructions from Contract owners;

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    B.  vote the Portfolio shares held in the Separate Account in accordance with instructions received from Contract owners; and

    C. so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Portfolio shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Portfolio shares for which instructions have been received from the Company's Contract owners. The Company reserves the right to vote Portfolio shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Portfolio shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Portfolio shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Funds, the Underwriter or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Funds, the Funds' investment adviser ("Adviser") or the Underwriter is described, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Funds or the Underwriter; however, the failure to object in writing within five Business Days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Portfolios or concerning the Portfolios in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Portfolio shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Portfolios, or in sales literature or other promotional material approved by the Funds or the Underwriter, except with the permission of the Funds or the Underwriter.

4.3 The Funds shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee, however, the failure to object in writing within five Business Days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.4 Neither the Funds, the Underwriter nor the Transfer Agent shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for

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each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5 The Funds, or their designated agent, will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Portfolios or their shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6. The Company will provide to the Funds at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8 The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Funds, the Adviser, the Underwriter or the Transfer Agent, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Funds, the Adviser, the Underwriter and the Transfer Agent. Except as provided in Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Funds or the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.9 The Funds and the Underwriter agree and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in
Section 4.3, the Funds and the Underwriter shall not use any such names or marks on its own behalf or on behalf of a Fund or Portfolio in connection with marketing the Funds and the Portfolios without prior written consent of the Company. Upon termination of this Agreement for any reason, the Funds and the Underwriter shall cease all use of any such names or marks.

4.10 The Underwriter will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in a Fund's registration statement. The Underwriter will use its reasonable best efforts to cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its sales literature or other promotional material in an orderly manner.

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                          ARTICLE V. Fees and Expenses

5.1 The Funds and the Underwriter, as applicable, shall pay the fees and expenses provided for in the attached SCHEDULE B.

                          ARTICLE VI. Indemnification

6.1  Indemnification by the Company

       (a) The Company agrees to indemnify and hold harmless the Funds, the Underwriter, the Transfer Agent and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Funds, the Underwriter or the Transfer Agent within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Portfolio shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Funds to the Company on behalf of the Funds for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

         (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of a Portfolio not supplied by the Company, or persons under its control and other than statements or representations authorized by the Funds, the Underwriter or the Adviser); or (b) the willful misfeasance, bad faith, negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

         (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of a Portfolio (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission

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               was made in reliance upon and in conformity with information furnished to the Funds or the Underwriter by the Company or persons under its control; or

         (iv) arise as a result of any failure by the Company to perform its duties and obligations under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.4 hereof.

       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Portfolio shares or the Contracts or the operation of the Funds.

6.2  Indemnification by the Underwriter

       (a) The Underwriter agrees, with respect to each Portfolio that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Portfolios that it distributes or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Portfolios or sales literature or other promotional material for the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Portfolios (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

         (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Underwriter (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, negligence or reckless disregard of duty of the Underwriter or persons under the control of the Underwriter with respect to the sale or distribution of the Contracts or Portfolio shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Underwriter or persons under the control of the Underwriter; or

         (iv) arise out of or as a result of any failure by the Underwriter to perform its duties and obligations under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; except to the extent provided in Sections 6.2(b) and 6.4 hereof.

       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Portfolio shares or the Contracts or the operation of the Separate Accounts.

6.3  Indemnification by the Funds

       (a) Each Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Fund's Portfolios or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for a Portfolio (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Portfolio (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

         (ii) arise out of or as a result of (a) statements or representations by or on behalf of each Fund (other than statements or representations contained in the registration statement, prospectus or statement of additional information for the Contracts not supplied by the Fund or persons under its control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or persons under the control of the Fund with respect to the sale or distribution of the Contracts or Portfolio shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or persons under the control of the Fund; or

         (iv) arise out of or as a as a result of any failure by the Fund to perform its duties and obligations under the terms of this Agreement; or

         (v) arise out of or result from any breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; except to the extent provided in Sections 6.3(b) and 6.4 hereof.

       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Fund of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Portfolio shares or the Contracts or the operation of the Separate Accounts.

6.4.  Indemnification Procedure

       (a) With respect to any claim made against a party entitled to indemnification under this Article VI ("INDEMNIFIED PARTY" for the purpose of this Section 6.4), such Indemnified Party shall have notified the person obligated to provide indemnification under this
            Article VI ("INDEMNIFYING PARTY" for the purpose of this Section 6.4) in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

         (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

         (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without reference to the conflicts of law principles thereof.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the applicable rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                        ARTICLE VIII. Term & Termination

8.1  Term.

       (a) Except as otherwise provided below, the term of this Agreement shall be for five (5) years from the date hereof, unless terminated earlier by reason of a breach of contract or by law, or pursuant to this section 8. At the end of the initial term of this Agreement, this Agreement shall be automatically renewed for successive one year periods, unless any party notifies the other no later than thirty days before any anniversary of its intent to terminate this Agreement.

8.2  This Agreement shall terminate:

       (a) at the option of any party upon ninety days' advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

       (b) at the option of the Funds, the Underwriter and the Transfer Agent upon institution of formal proceedings against the Company by FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of Portfolio shares, which in the judgment of the Funds, the Underwriter or the Transfer

           Agent are reasonably likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

       (c) at the option of the Company, upon institution of formal proceedings against the Funds, the Underwriter or the Transfer Agent by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of Portfolio shares or the operation of the Funds which in the judgment of the Company are reasonably likely to have a material adverse effect on the Underwriter's, the Funds' or the Transfer Agent's ability to perform its obligations under this Agreement; or

       (d) at the option of the Company, if a Portfolio delineated in SCHEDULE A ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a "RIC"), or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Portfolio may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

       (e) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach does not cure such breach within 30 days of receipt of such notice of breach; or

       (f) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Funds, the Underwriter or the Transfer Agent has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

       (g) at the option of the Funds, the Underwriter or the Transfer Agent, if the Funds, the Underwriter or the Transfer Agent respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Funds or Underwriter.

8.3  Notice Requirement

       (a) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(b), 8.1(c) or 8.1(d), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties; provided that for any termination of this Agreement based on the provisions of
            Section 8.1(d), said termination shall be effective upon the Portfolio's failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

       (b) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(f) or 8.1(g), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 60 days before the effective date of termination.

8.4 It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.1(a) may be exercised for any reason or for no reason.

8.5  Effect of Termination

       (a)  Notwithstanding any termination of this Agreement pursuant to
            Section 8.1(a) through 8.1(g) of this Agreement and subject to
            Section 1.2 of this Agreement, the Company may require the Funds and the Underwriter to continue to make available additional shares of the Portfolios for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "EXISTING CONTRACTS"), unless such further sale of Portfolio shares is proscribed by law, regulation or an applicable regulatory body, or unless the Fund's Board of Directors or Trustees determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts unless such further sale of Portfolio shares is proscribed by law, regulation or an applicable regulatory body, or unless the Fund's Board of Directors or Trustees determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio.

       (b) Fund and/or Underwriter shall remain obligated to pay Company the fee in effect as of the date of termination for so long as shares are held by the Accounts and Company continues to provide services to the Accounts. Such fee shall apply to shares purchased both prior to and subsequent to the date of termination. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

       (c) In the event of the insolvency or liquidation of the Company, fees shall continue to be payable directly to the Company or its liquidator, receiver, conservator or statutory successor, without diminution and reasonable provision for verification by the Company or its liquidator, receiver, conservator or statutory successor.

                              ARTICLE IX. Notices

9.1 (a) Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

     If to the Company:

              Hartford Life Insurance Company
              200 Hopmeadow Street
              Simsbury, Connecticut 06089
              Attention: Vice President, Investment Products Division

     with a copy to:

              General Counsel
              Hartford Life Insurance Company
              200 Hopmeadow Street
              Simsbury, Connecticut 06089

     If to the Funds:

              Morgan Stanley Institutional Funds
              One Tower Bridge
              100 Front Street, Suite 1100
              West Conshohocken, PA 19428-2899
              Attention: Client Service Department

     with a copy to:

              Morgan Stanley Investment Management Inc.
              522 Fifth Avenue, 19th Floor
              New York, NY 10036
              Attention: Legal Department

     If to the Underwriter:

              Morgan Stanley Distribution, Inc.
              522 Fifth Avenue, 19th Floor
              New York, NY 10036
              Attention: Legal Department

     with a copy to:

              Morgan Stanley Investment Management Inc.
              522 Fifth Avenue, 19th Floor
              New York, NY 10036
              Attention: Legal Department

     If to the Transfer Agent:

              Morgan Stanley Services Company Inc.
              Harborside Financial Center, Plaza Two
              Jersey City, NJ 07311-3977
              Attn: President

     with a copy to:

              Morgan Stanley Investment Management Inc.
              522 Fifth Avenue, 19th Floor
              New York, NY 10036
              Attn: Legal Department

                            ARTICLE X Miscellaneous

10.1 Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). "PERSONAL INFORMATION" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA, and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, each party hereto further agrees to furnish the

California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California laws and regulations.

10.7 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8 The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Funds.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY            MORGAN STANLEY DISTRIBUTION, INC.

By:    /s/ Richard E. Cady                  By:    /s/ Lisa Jones
       -----------------------------------         -----------------------------------
Name:  Richard E. Cady                      Name:  Lisa Jones
Title: Assistant Vice President             Title: President

MORGAN STANLEY INSTITUTIONAL FUND,         MORGAN STANLEY INSTITUTIONAL
INC.             FUND TRUST

By:    /s/ Arthur Lev                       By:    /s/ Arthur Lev
       -----------------------------------         -----------------------------------
Name:  Arthur Lev                           Name:  Arthur Lev
Title: President & Principal Executive      Title: President & Principal Executive
       Officer                                     Office

MORGAN STANLEY SERVICES COMPANY INC.

By:    /s/ Joseph Pollaro
       -----------------------------------
Name:  Joseph Pollaro
Title: Managing Director

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

                                   PORTFOLIOS

All Class I, P and H Shares of all MSIF Inc. and MSIF Trust Portfolios then available to new shareholders, or otherwise permitted under a Portfolio's then-current prospectus shall be available for purchase under the Agreement.

                                   SCHEDULE B

In consideration of the services provided by the Company, the Funds and the Underwriter agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

                                                      SERVICE
SHARE CLASS                                            FEES       12B-1 FEES
--------------------------------------------------------------------------------
All Class I Shares                                     10 bps           N/A
All Class P Shares                                     10 bps        25 bps
All Class H Shares                                     10 bps        25 bps

The Underwriter shall not be required to pay 12b-1 shareholder servicing fees with respect to amounts invested in Class P shares or Class H shares upon the termination of the Plan with respect to such shares or if, at any time, the fees payable by the Portfolio or collected by the Underwriter under the Plan with respect to such shares is waived or otherwise reduced. There shall be no 12b-1 fees paid on Class I Shares.

The fees for MSIF Inc. Portfolios are payable quarterly and shall be paid in arrears within thirty (30) days following the end of each calendar quarter. The fees for MSIF Trust Portfolios are payable monthly and shall be paid in arrears within thirty (30) days following the end of each calendar month. Notwithstanding the foregoing, no fee shall be paid to Company hereunder if any other party is receiving payment for similar administrative and/or shareholder services with respect to the same assets. Neither the Underwriter nor the Transfer Agent shall be held responsible for any administrative services fee payments the Funds are authorized to make under this Agreement.

                                   EXHIBIT A

                  RULE 22C-2 SHAREHOLDER INFORMATION AGREEMENT

THIS AGREEMENT is entered into as of August 26, 2011 by and between (i) Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "we" or "us") and (ii) Morgan Stanley Services Company Inc. ("you") in your capacity as the transfer agent of the Morgan Stanley Institutional Fund Inc. and Morgan Stanley Institutional Fund Trust (each a "Fund" and together the "Funds").

WHEREAS, Rule 22c-2 under the Investment Company Act of 1940, as amended, requires mutual funds to enter into "shareholder information agreements" with financial intermediaries that hold fund shares on behalf of other investors in "omnibus accounts" and submit orders to purchase or redeem fund shares on behalf of such investors directly to the fund, its transfer agent or principal underwriter; and

WHEREAS, shares of one or more of the Funds are purchased and redeemed on an omnibus basis directly by our Accounts (as defined below) in connection with for one or more Contracts (as defined below).

NOW, THEREFORE, In consideration of the premises and mutual covenants contained below, the parties hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings, unless a different meaning is clearly required by the context:

       (a) "ACCOUNT" means an insurance company separate account sponsored or administered by us.

       (b) "BUSINESS DAY" means any day that the New York Stock Exchange is open for trading.

       (c) "CONFIDENTIAL INFORMATION" includes, but is not limited to: (i) "Nonpublic Personal Information" as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time, (ii) "Protected Health Information" as such term is defined in the Health Insurance Portability and Accountability Act of 1996, or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time; and (iii) "Shareholder Information" as such term is defined below.

       (d) "CONTRACT" means a variable annuity contract, variable life insurance policy or variable funding agreement issued through an Account.

       (e) "FUND POLICIES" means policies established by the Fund and communicated to us in writing for the purpose of eliminating or reducing potentially harmful market timing or frequent trading in shares of the Fund as described in the Fund's prospectus or statement of additional information as amended from time to time. This term "Fund" does not include any "excepted funds" as defined in Rule 22c-2(b), 17 C.F.R. 270.22c-2(b).

       (f) "INDIRECT INTERMEDIARY" means a "financial intermediary" as defined by Rule 22c-2(c)(5)(iii)(excluding any exempted financial intermediary pursuant to Rule 22c-2(c)(1)(iv)) that transmits purchase and redemption orders directly to us on behalf of Shareholders with respect to a Contract invested in a Fund through an Account.

       (g) "SHAREHOLDER" means (1) the holder of interests in a Contract or (2) a participant in an employee benefit plan with a beneficial interest in a Contract.

       (h) "SHAREHOLDER-INITIATED TRANSFER PURCHASE" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, asset allocation programs and automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) a step-up (or comparable benefit) in Contract value (or comparable benefit base) pursuant to a Contract death benefit or guaranteed minimum withdrawal benefit; or
           (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, or retirement plan salary reduction contributions, or planned premium payments to the Contract.

       (i) "SHAREHOLDER-INITIATED TRANSFER REDEMPTION" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of the payment of a death benefit from a Contract.

       (j) "WRITTEN" means any communication other than an oral communication transmitted in paper, electronically or by facsimile.

2. AGREEMENT TO PROVIDE REQUESTED SHAREHOLDER INFORMATION. Effective as of October 16, 2007, we agree to use our best efforts to provide the following information to you solely for the purpose of facilitating your compliance with Rule 22c-2. Nothing herein, nor any action by us, shall be construed as, or infer that we have undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies. We agree to provide to you, upon prior written request, the following information that is on our books and records (collectively, "Shareholder Information") for all Shareholders that engaged in any purchase, redemption, transfer or exchange transactions in the Fund shares through an Account during the period covered by the request, if known:

       (a) the taxpayer identification number ("TIN"), Individual/International Taxpayer Identification Number ("ITIN") or other government issued identifier ("GII");

       (b) the individual Contract number or participant account number associated with the Shareholder;

       (c) the amount and date(s) and transaction type (purchase, redemption, transfer, or exchange); and

       (d) any other data mutually agreed upon in writing.

Unless otherwise specifically requested by you, this Paragraph 2 shall be understood to require us to provide only Shareholder Information relating to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions.

All requests must contain the relevant fund account number, CUSIP, trade amount and date. Requests must be made through NSCC's standard automated facility or sent to us directly via e-mail at:

                        22C2OPERATIONS@HARTFORDLIFE.COM

or such other address we may communicate to you in writing from time to time.

3. PERIOD COVERED BY REQUEST AND FREQUENCY OF REQUESTS. Requests to provide Shareholder Information shall set forth the specific period for which it is sought, not to exceed 90 calendar days from the date of the request for which Shareholder Information is sought. You shall not request Shareholder Information more frequently than monthly, or older than 90 calendar days from the date of the request, except as you deem reasonably necessary to investigate compliance with Fund Policies.

4.  FORM AND TIMING OF RESPONSE; PROCEDURES REGARDING INDIRECT INTERMEDIARIES.
(a) We agree to provide the requested Shareholder Information that is on our books and records to you promptly, but in any event not later than 10 Business Days after receipt of a good order request given in accordance with Paragraph 2 above, which shall contain the fund account number, CUSIP, trade amount and date. If you so request, we agree to use best efforts to promptly determine whether any specific person, identified by you from the requested Shareholder Information, is itself an Indirect Intermediary. Upon your further request, which must be given in accordance with Paragraph 2 above, we agree to use best efforts either to: (i) provide (or arrange to have provided) the requested Shareholder Information from the Indirect Intermediary; or (ii) if the Indirect Intermediary refuses to provide the requested Shareholder Information and you so direct us in writing, restrict or prohibit further purchases of Fund shares by such Indirect Intermediary through the Account. We agree to inform you whether we plan to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c) To the extent reasonably practicable, the format for any Shareholder Information provided to you will be consistent with the NSCC Standardized Data Reporting Format.

5. LIMITATION ON USE OF INFORMATION. You agree that you shall not use the information received pursuant to this Agreement, including any Confidential Information, for any purpose other than to comply with Rule 22c-2. You and your affiliates shall observe applicable state and federal privacy laws, rules and regulations with respect to Confidential Information. You shall safeguard all Confidential Information and promptly notify us of any voluntary or involuntary dissemination thereof. Neither you nor any of your affiliates or subsidiaries may use any information provided pursuant to this Agreement for marketing or solicitation purposes.

6. AGREEMENT TO RESTRICT TRADING. We agree to execute reasonable, clear and unequivocal written instructions from you given on behalf of the Fund to restrict or prohibit further purchases of Fund shares by a Shareholder that has been identified by you as having engaged in transactions of the Fund's shares

(directly or indirectly through an Account) that violate Fund Policies. Unless you specifically direct us otherwise, such restrictions and prohibitions shall apply only to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions. We will execute such restrictions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund's shares occurred. We will not impose any restriction, and nothing in this Agreement shall require that we impose any restriction, on a Shareholder based on any transactions other than transactions in the Fund's shares through an Account. Instructions must be received by us via email at the following address:
22C2OPERATIONS@HARFORDLIFE.COM, or such other address that we may communicate to you in writing from time to time. Other correspondence may be sent to us at the following address, or such other address that we may communicate to you in writing from time to time:

                    The Hartford 22c-2 Operations Team, B3W
                              200 Hopmeadow Street
                               Simsbury, CT 06089
                               Fax: 860.380.1931.

7. FORM OF INSTRUCTIONS. Instructions given in accordance with Paragraph 6 shall be given to us via e-mail in a mutually agreed upon file format. The instructions in the file must include:

       (a)  the fund account number;

       (b) the Shareholder's TIN, ITIN or GII, if known;

       (c) the specific individual Contract owner number or participant account number (if known) associated with the Shareholder;

       (d) the specific restriction(s) to be executed with respect to such Shareholder, including how long such restriction(s) are to remain in place; and

       (e) a brief written statement that may be provided to the Shareholder, explaining how the Shareholder's transfer activity violated Fund Policies.

If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

8. TIMING OF RESPONSE. We agree to use reasonable efforts to execute instructions given in accordance with Paragraphs 6 and 7 promptly, but in any event not later than 10 Business Days after receipt of such instructions. We will provide written confirmation to you or your designee as soon as reasonably practicable that instructions have been executed.

9. CONSTRUCTION OF THE AGREEMENT; FUND PARTICIPATION AGREEMENTS. The parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the Accounts in connection with the Contracts. This Agreement supplements those Fund Participation Agreements. To the extent the terms of this Agreement conflict with the terms of a Fund Participation Agreement, the terms of this Agreement shall control.

10. DISPUTE RESOLUTION. The parties agree to use their best efforts to seek an amicable solution to any controversy or dispute arising under this Agreement. Any unresolved controversy, claim or dispute arising under this Agreement shall be submitted to nonbinding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in and enforced in any court of competent jurisdiction. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, injunctive relief or specific performance; provided, however, the arbitrator shall have no power to award punitive, consequential or statutory damages and the parties shall not seek such relief in any other forum. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.

11. TERMINATION. This Agreement will terminate upon the termination of the Fund Participation Agreements.

12. AMENDMENT. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

13. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

14. FORCE MAJUERE. We shall be excused from performance under this Agreement and shall have no liability to any other party hereof or any third person for any period that we are prevented, hindered or unable to perform any of our obligations, in whole or in part, as a result of acts of God, strikes, terrorist activities, power outages (including so-called brown outs), material changes in circumstances or laws, regulations or interpretations of the same affecting any of our obligations hereunder, or other causes beyond our reasonable control; and such non-performance shall not be a default under this Agreement; provided, however, that if any of the above-enumerated circumstances prevent, hinder or delay performance of our obligations for more than sixty (60) Business Days, the Fund may, at its option, terminate this Agreement in accordance with Paragraph 11, above.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

16. CONSTRUCTION. The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
FOR AND ON BEHALF OF ITSELF AND THE ACCOUNTS

By:    /s/ Richard E. Cady
       -----------------------------------
Name:  Richard E. Cady
Title: Assistant Vice President

MORGAN STANLEY SERVICES COMPANY INC.

By:    /s/ Joseph Pollaro
       -----------------------------------
Name:  Joseph Pollaro
Title: Managing Director